PETRIE STORES CORPORATION
          70 Enterprise Avenue, Secaucus, N.J. 07094
          (201) 866-3600

          FOR IMMEDIATE RELEASE

                                   Contact:  Mary Ann Dunnell
                                             (212) 484-6721

                 PETRIE STORES REDEEMS CONVERTIBLE DEBENTURES

               Secaucus, New Jersey, December 13, 1994 -- Petrie Stores Corporation (NYSE: PST) announced today that $122,601,000 principal amount of its outstanding 8% Convertible Subordinated Debentures due December 15, 2010 (the "Debentures") have been converted into 5,540,902 shares of Petrie Stores Common Stock. In addition, the remaining $2,399,000 principal amount of Debentures have been redeemed at a redemption price of $1,008 per $1,000 principal amount of Debentures, together with accrued and unpaid interest thereon of $39.333 per $1,000 principal amount of Debentures, from June 15, 1994 to December 12, 1994. The conversion privilege expired yesterday at 3:00 p.m., New York time. As a result of the conversions, the number of shares of Petrie Stores Common Stock outstanding has increased to approximately 52.3 million shares.

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